          As filed with the Securities and Exchange Commission on June 29, 2000
                                                   Registration No. 333 -______



                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                ---------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                ---------------

                             BLAZE SOFTWARE, INC.
            (Exact name of Registrant as specified in its charter)


        Delaware                                         77-0081248
------------------------                    ------------------------------------
(State of incorporation)                    (I.R.S. Employer Identification No.)

                             150 Almaden Boulevard
                              San Jose, CA 95113
         (Address, including zip code, of Principal Executive Offices)

                               ---------------

                            1996 Stock Option Plan
                            2000 Stock Option Plan
                       2000 Employee Stock Purchase Plan

                          (Full titles of the plans)

                               ---------------

                                Thomas F. Kelly
                            Chief Executive Officer
                             Blaze Software, Inc.
                               150 Almaden Blvd.
                              San Jose, CA 95113
                                (408) 275-6900
(Name, address, and telephone number, including area code, of agent for service)

                               ---------------
                                  Copies to:

    Robert S. Michitarian, Esq.                      Issac J. Vaughn, Esq.
Vice President and General Counsel              Wilson Sonsini Goodrich & Rosati
        Blaze Software, Inc.                       Professional Corporation
         150 Almaden Blvd.                            650 Page Mill Road
        San Jose, CA 95113                           Palo Alto, CA  94304
          (408) 275-6900                                (650) 493-9300

                        CALCULATION OF REGISTRATION FEE

      Title of Securities                 Amount           Proposed Maximum     Proposed Maximum       Amount of
        to be Registered                  to be             Offering Price     Aggregate Offering   Registration Fee
                                      Registered (1)           Per Share              Price
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.0001 par value:
--------------------------------------------------------------------------------------------------------------------
--  To be issued upon exercise
 of options granted and
 outstanding under the 1996
 Stock Option Plan (2)..........    4,030,642 shares               $ 1.22 (2)       $ 4,917,383.24            $1,299
--------------------------------------------------------------------------------------------------------------------
--  To be issued upon exercise
 of options granted and
 outstanding and options
 authorized and unissued under
 the 2000 Stock Option Plan
 (3)............................    1,411,448 shares               $11.76 (3)       $16,604,560.57           $ 4,384
--------------------------------------------------------------------------------------------------------------------
--  To be issued under the 2000
 Employee Stock Purchase Plan
 (4)............................      750,000 shares               $13.13 (4)        $9,847,500               $2,600
--------------------------------------------------------------------------------------------------------------------
Total                               6,192,090 shares                                $31,369,443.81            $8,283
====================================================================================================================


(1) This Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of Common Stock.

(2) Computed in accordance with Rules 457(b) and 457(c) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $1.22 per share covering 4,030,642 outstanding options. Pursuant to the terms of the 1996 Plan, shares returned to the 1996 Plan as a result of the termination of options thereunder will be transferred to the pool of shares reserved for issuance under the 2000 Plan and are deemed registered thereunder.

(3) Computed in accordance with Rules 457(b) and 457(c) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $10.14 per share covering 644,733 outstanding options and the estimated exercise price of $13.13 per share covering 766,715 authorized but unissued shares. The estimated exercise price of $13.13 per share was computed in accordance with Rule 457 by averaging the high and low prices of a share of Blaze Software, Inc. Common Stock of $13.75 and $12.50 respectively, as reported on the Nasdaq National Market on June 27,2000.

(4) The estimated price of $13.13 per share was computed in accordance with Rule 457 by averaging the high and low prices of a share of Blaze Software, Inc. Common Stock of $13.75 and $12.50, respectively, as reported on the Nasdaq National Market on June 27,2000.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents and information filed with the Securities and Exchange Commission (the "Commission") by the Registrant are hereby incorporated by reference:


     (a) The Registrant's Current Reports on Form 8-K, filed June 21, 2000 pursuant to the Exchange Act; and

     (b) The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated March 6, 2000, filed pursuant to Section 12(g) of the Exchange Act which was declared effective on March 22, 2000.

     (c) The Registrant's latest Prospectus filed with the Commission on March 23, 2000, Pursuant to Rule 424(b) under the Securities Exchange Act of 1934, as amenended (the "Exchange Act"), which contains audited financial statements for the Registrant's fiscal year ended March 31, 1999.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the shares of Common Stock offered hereby has been passed upon for the Registrant by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. As of the date of this registration statement, WS Investment Company 99B, an investment partnership composed of certain current and former members of and persons associated with Wilson Sonsini Goodrich & Rosati, Professional Corporation, in addition to certain current individual members of Wilson Sonsini Goodrich & Rosati, Professional Corporation, beneficially own an aggregate of 26,963 shares of the Registrant's Common Stock.

Item 6.  Indemnification of Directors and Officers.

     The Company's Amended and Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law.
Delaware law provides that a corporation's certificate of incorporation may contain, and the Company's Amended and Restated Certificate of Incorporation does contain, a provision eliminating or limiting the personal liability of a director for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith for which involve intentional misconduct or a knowing violation of law,
(iii) for unlawful payments of dividend or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Amended and Restated Bylaws provide that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by law. The Company believes that the indemnification under its Amended and Restated Bylaws covers at least negligence and gross negligence on the part of indemnified parties.

     The Company has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Company's Amended and Restated Bylaws. These agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

     Exhibit                 Description of Document
     Number
        5.1    Opinion of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation, as to legality of securities being registered.
       10.1    1996 Stock Option Plan.
       10.2*   2000 Stock Option Plan.
       10.3*   2000 Employee Stock Purchase Plan.
       23.1    Consent of PricewaterhouseCoopers LLP
       23.2    Consent of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation (contained in exhibit 5.1).
       24.1    Powers of Attorney (included as part of the signature page of this registration statement).

* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (file No. 333-94549).

Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commissioner by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 29th day of June, 2000.


                                    BLAZE SOFTWARE, INC.

                                    By:     /s/ Thomas Kelly
                                        ---------------------------------------
                                            Thomas Kelly
                                            Chief Executive Officer
                                            (Principal Executive Officer)


                                    By:     /s/ Gary Shroyer
                                        ---------------------------------------
                                            Gary Shroyer
                                            Chief Financial Officer
                                            (Principal Financial and Accounting
                                            Officer)

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Gary Shroyer and Robert Michitarian, or either of them, his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


               Signature                                   Title                              Date
----------------------------------------  -------------------------------------     -------------------
/s/ THOMAS F. KELLY                       President and Chief Executive Officer           June 29, 2000
----------------------------------------  and Chairman of the Board (Principal
             Thomas F. Kelly              Executive Officer)

/s/ GARY SHROYER                          Senior Vice President, Finance and              June 29, 2000
----------------------------------------  Administration and Chief Financial
              Gary Shroyer                Officer (Principal Financial and
                                          Accounting Officer)

/s/ CHARLES M. BOESENBERG                 Director                                        June 29, 2000
----------------------------------------
           Charles M. Boesenberg

/s/ MARK J. DENINO                        Director                                        June 29, 2000
----------------------------------------
              Mark J. DeNino

/s/ KEN GOLDMAN                           Director                                        June 29, 2000
----------------------------------------
               Ken Goldman

/s/ WILLIAM J. HARDING                    Director                                        June 29, 2000
----------------------------------------
           William J. Harding

/s/ L. GEORGE KLAUS                       Director                                        June 29, 2000
----------------------------------------
             L. George Klaus

                               Index to Exhibits



     Exhibit                   Description of Document
     Number
       5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                Corporation, as to legality of securities being registered.
      10.1      1996 Stock Option Plan.
      10.2*     2000 Stock Option Plan.
      10.3*     2000 Employee Stock Purchase Plan.
      23.1      Consent of PricewaterhouseCoopers LLP
      23.2      Consent of Wilson Sonsini Goodrich & Rosati, Professional
                Corporation (contained in exhibit 5.1).
      24.1      Powers of Attorney (included as part of the signature page of this registration statement).

* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (file No. 333-94549).